Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements on Forms S-8 or Forms S-3 and S-3/A of Cooper Cameron Corporation of our reports dated January 27, 2004, with respect to the consolidated financial statements and schedule of Cooper Cameron Corporation, incorporated by reference and included in this Annual Report (Form 10-K/A) for the year ended December 31, 2003, respectively.

Registration
Statement No.	Purpose
No. 333-26923	Form S-8 Registration Statements pertaining to the Amended and Restated
No. 33-95004	Cooper Cameron Corporation Long-Term Incentive Plan
No. 333-53545
No. 333-37850
No. 333-10624

No. 33-94948	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Employee Stock Purchase Plan

No. 33-95002	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Retirement Savings Plan

No. 333-57991	Form S-8 Registration Statement pertaining to the Individual Account Retirement Plan for Bargaining Unit Employees at the Cooper Cameron Corporation Buffalo, New York Plant

No. 333-51705	Form S-3 Registration Statement pertaining to the Cooper Cameron Corporation shelf registration of debt securities

No. 333-77641	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Savings-Investment Plan for Hourly Employees

No. 333-79787	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors

No. 333-46638	Form S-8 Registration Statements pertaining to the Cooper
No. 333-82082	Cameron Corporation Broad Based 2000 Incentive Plan
No. 333-61820
No. 333-104755

No. 333-96565	Form S-3 and S-3/A Registration Statements pertaining to the Cooper Cameron Corporation shelf registration of up to $500 million of securities

No. 333-106225	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Compensation Deferral Plan, Cooper Cameron Corporation Supplemental Excess Defined Contribution Plan and 2003 Cooper Cameron Corporation Supplemental Excess Defined Contribution Plan

/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Houston, Texas
March 12, 2004